FORM OF AGREEMENT                                     Exhibit 10d


                      AMENDED AND RESTATED

                      EMPLOYMENT CONTRACT


     Employment Agreement dated as of January 17, 1986 as amended and restated December 1, 1990, further amended effective December

1, 1993 and further amended and restated May 18, 1994, and hereby further amended and restated in its entirety herein March 20,

1996, between <<name of executive>> of <<address of executive>> (the

"Executive"), and ST. JOSEPH LIGHT & POWER COMPANY, a Missouri corporation

(the "Company") with its principal office at 520 Francis Street, St. Joseph,

Missouri 64502.

     In consideration of the agreements and covenants contained herein, the Executive and the Company hereby agree as follows:



                           ARTICLE I

                           EMPLOYMENT



     SECTION 1.01.  POSITION; TERM; RESPONSIBILITIES.  The

Company shall employ the Executive as its <<executive position>> for a term commencing on December 1, 1990 and ending on November 30, 1993, which term shall continue for successive one-year periods thereafter unless (i)

the Company shall, at least two years and one hundred eighty days prior to the end of any such period, deliver to the Executive a written notice of its intention to terminate this Agreement at the end of such period or (ii) the Executive shall, at least 60 days prior to the end of any such period, deliver to the Company a written notice of his intention to terminate this Agreement at the end of such period.  Notwithstanding the foregoing, the

Executive may terminate this Agreement upon not less than 60 days prior written notice as of any date following the date on which the Employee has both become eligible for early retirement under the St. Joseph Light & Power Company Restated Pension Plan for

Non-Bargaining Employees (the "Salaried Plan") and has attained age 62.  The period during which this Agreement shall be in

effect pursuant to the first sentence of this paragraph is

hereinafter referred to as the "Employment Period."  The

Executive shall be located at the Company's offices in St.

Joseph, Missouri, and shall not be required to render services to the Company hereunder from any other location without his

consent.  The Executive shall report directly to the President and Chief Executive Officer and shall have <<job responsibilities>>.

Notwithstanding the foregoing, the Chief Executive Officer may assign the

Executive from time to time additional responsibilities of an executive nature which may be of a type theretofore rendered by other

executive officers of the Company or which may be newly created executive responsibilities determined by the Board of Directors,

which additional responsibilties shall be rendered on a direct reporting basis to the Chief Executive Officer. Such additional responsibilities may require a change in the Executive's

corporate title to better reflect the responsibilities to be performed by him. The Executive agrees to be employed by the

Company in such capacities for the Employment Period, subject to all the covenants and conditions hereinafter set forth.

                           ARTICLE II

                          COMPENSATION



     SECTION 2.01.  COMPENSATION.  As compensation for his

services hereunder, the Company shall pay to the Executive during the Employment Period an annual salary (the "Annual Salary"),

payable in installments in accordance with the Company's normal payment schedule for senior management of the Company.  The

Annual Salary as of February 1, 1996 shall be <<salary>>.  In no event shall the Annual Salary be reduced during the Employment

Period.  The Board may, in its discretion, increase the Annual

Salary from time to time above the Annual Salary required by this

Section 2.01.  The increased salary then shall be the Annual

Salary and shall not be reduced during the Employment Period.

     SECTION 2.02.  INCAPACITY.  If at any time during the

Employment Period the Executive is unable to perform his duties hereunder by reason of illness, accident or other disability (as confirmed by competent medical evidence), during the first six months of such incapacity he shall be entitled to receive the compensation to which he would be entitled pursuant to Section

2.01 hereof, and during any remaining period of such incapacity,

he shall be entitled to receive 75% of such compensation.  If the

Executive shall recover and shall resume the performance of his duties hereunder following any period of incapacity during the term of this Agreement, the Executive shall be entitled to

receive the compensation to which he would be entitled pursuant to Section 2.01 hereof.  Notwithstanding the foregoing provisions of this Section 2.02, the amounts payable to the Executive under this Section 2.02 shall be reduced by any amounts received by the

Executive for the same time periods with respect to any such incapacity pursuant to any insurance policy, plan or other

employee benefit provided to the Executive by the Company at its expense, and if any such policy, plan or benefit shall be

provided to the Executive at the expense of the Company and the

Executive, the amount of the reduction provided for in this

sentence shall be equitably determined by the Board on the basis of the proportionate expense borne by the Company.  For purposes of this Section 2.02, more than one occurrence of incapacity during the Employment Period shall be treated as a single period of incapacity regardless of any interruption in such incapacity,

except that a new and separate period of incapacity shall be deemed to have commenced if (i) the illness, accident or other disability giving rise to the latest occurrence of incapacity is totally unrelated to any prior incapacity or (ii) notwithstanding that the illness, accident or disability giving rise to the

latest occurrence of incapacity is related to any prior

incapacity, the Executive has performed his duties hereunder for a continuous period of at least six months since the termination of such prior incapacity.

     SECTION 2.03.  OTHER EMPLOYEE BENEFITS.  The Executive shall be entitled to participate in all benefit plans maintained by the

Company on behalf of its senior executives, including, without limiting the generality of the foregoing, the Company's Non-

Bargaining Plans for retirement, hospitalization and death

benefits, and similar or other plans in accordance with the terms of such plans as from time to time in effect and applicable to senior executives of the Company, and shall be entitled to

additional benefits, including vacations, holidays, sick leave and leave of absence, in accordance with the Company's policies with respect thereto for its senior executives as from time to time in effect.  The Executive and the Company agree that, should this Agreement be terminated by either party hereto for any

reason while the Executive is suffering from any incapacity as contemplated by Section 2.02, the Executive shall be treated as an employee of the Company during the duration of such incapacity for purposes of receipt of benefits under the Company's long-term disability plan.

                          ARTICLE III

                   TERMINATION OF EMPLOYMENT



     SECTION 3.01.  EVENT OF TERMINATION.  In the event that

during the Employment Period there should occur the "Serious

Misconduct" (as hereinafter defined) of the Executive, the

Company (acting by resolution adopted by a majority of the

directors then members of the Board) may elect to terminate the rights and obligations of the parties hereunder by written notice to the Executive.  "Serious Misconduct" shall mean embezzlement or misappropriation of corporate funds, other acts of dishonesty,

significant activities harmful to the reputation of the Company,

willful refusal to perform the duties properly assigned to the

Executive pursuant to Article I hereof or significant violation of any statutory or common law duty of loyalty to the Company.

Notwithstanding the foregoing, during the 3-year period beginning on the date a "change of control of the Company" [as defined in

Section 3.04 D(1) below] occurs, the Company may not terminate the rights and obligations of the parties hereunder without first having obtained either a written admission of such Serious

Misconduct from the Executive or a final judicial determination that the Executive committed such Serious Misconduct.

     SECTION 3.02.  DEATH.  In the event of the death of the

Executive during the Employment Period, his beneficiaries (who shall be designated in a writing delivered by the Executive to the Company) shall be entitled to receive any accrued and unpaid compensation under Sections 2.01 and 2.02.

     SECTION 3.03.  WRONGFUL TERMINATION.  In the event that the

Company shall terminate this Agreement prior to the end of the

Employment Period for any reason other than as set forth in

Section 3.01, the Executive shall be entitled to receive,

immediately upon such termination in a single lump sum payment,

the aggregate amount of compensation to which he would be

entitled under Section 2.01 for the balance of the Employment

Period.  For all purposes of this Agreement, any substantial diminution of the responsibilities of the Executive, the

assignment to the Executive of duties of the type not to be

performed by the Executive hereunder, any requirement that the

Executive perform any significant portion of his services at a location outside St. Joseph, Missouri or any other breach of this

Agreement shall, at the Executive's option, be deemed to be a termination of this Agreement by the Company for reasons other than Serious Misconduct.

     SECTION 3.04.  CHANGE OF CONTROL.  Notwithstanding any other provision of this Agreement to the contrary, should either (i)

the Company discharge, layoff or otherwise terminate the

Executive's employment with the Company whether with or without the Executive's consent for any reason other than Serious

Misconduct pursuant to Section 3.01 hereof or (ii) the Employee resign or otherwise terminate his employment with the Company after the date which is 180 days after the date on which a change of control of the Company occurs for any reason other than the

Executive's death, disability or retirement after becoming

eligible for early retirement benefits under the Salaried Plan and attaining age 62, in either case of (i) or (ii) above within three (3) years after a change of control of the Company, the

Company shall do the following:

          A.  LUMP SUM CASH PAYMENT:  On or before the
     Executive's last day of employment with the Company, or its subsidiaries, or as soon thereafter as possible, the Company shall pay to the Executive as compensation for services rendered, a lump sum cash amount (subject to the usual withholding taxes) equal to (1) three (3) times the sum of the Executive's Annual Salary at the rate in effect immediately prior to the change of control plus (2) an amount equal to the compensation (at the Executive's rate of Annual Salary in effect immediately prior to the change of control) payable for any period for which the Executive could have, immediately prior to the date of his termination of employment, been on vacation and received such compensation, determined under the Company's vacation pay plan or program covering the Executive immediately prior to the change of control. If the time from the Executive's last day of employment with the Company to the Executive's 65th birthday is less than 36 months, there shall be a proportionate reduction of the portion of said payment computed under clause (1) of the preceding sentence.

          B. LIFE AND HEALTH INSURANCE; LONG-TERM DISABILITY COVERAGE. The Executive's participation in, and entitlement to benefits under: (1) the life insurance plan of the Company; (2) all the health insurance plan or plans of the Company or its subsidiaries, including but not limited to those providing major medical and hospitalization benefits, dental benefits and vision benefits; and (3) the Company's long-term disability plan or plans; as all such plans existed immediately prior to the change of control shall continue as though he remained employed by the Company or its subsidiaries for an additional period of three (3) years or until the date of his 65th birthday, whichever is earlier. To the extent such participation or entitlement is not possible for any reason whatsoever, equivalent benefits shall be provided at the Company's cost.

          C. EXCISE TAX-ADDITIONAL PAYMENT. (1) Notwithstanding anything in this Agreement or any written or unwritten policy of the Company or its subsidiaries to the contrary,
     (a) if it shall be determined that any payment or distribution by the Company or its subsidiaries to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, any other agreement between the Company or its subsidiaries and the Executive or otherwise (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code") or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), or (b) if the Executive shall otherwise become obligated to pay the Excise Tax in respect of a Payment, then the Company shall pay to the Executive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon such Payment.

          (2) All determinations and computations required to be made under this paragraph C, including whether a Gross-Up Payment is required under clause (a) of paragraph C(1) above, and the amount of any Gross-Up Payment, shall be made by the Company's regularly engaged independent certified public accountants (the "Accounting Firm"). The Company shall cause the Accounting Firm to provide detailed supporting calculations both to the Company and the Executive within 15 business days after such determination or computation is requested by the Executive. Any initial Gross-Up Payment determined pursuant to this paragraph C(2) shall be paid by the Company or the subsidiary to the Executive within 5 days of the receipt of the Accounting Firm's determination. A determination that no Excise Tax is payable by the Executive shall not be valid or binding unless accompanied by a written opinion of the Accounting Firm to the Executive that the Executive has substantial authority not to report any Excise Tax on his federal income tax return. Any determination by the Accounting Firm shall be binding upon the Company, its subsidiaries and the Executive, except to the extent the Executive becomes obligated to pay an Excise Tax in respect of a Payment. In the event that the Company or the subsidiary exhausts or waives its remedies pursuant to paragraph C(3) and the Executive thereafter shall become obligated to make a payment of any Excise Tax, and if the amount thereof shall exceed the amount, if any, of any Excise Tax computed by the Accounting Firm pursuant to this paragraph C(2) in respect to which an initial Gross-Up Payment was made to the Executive, the Accounting Firm shall within 15 days after Notice thereof determine the amount of such excess Excise Tax and the amount of the additional Gross-Up Payment to the Executive. All expenses and fees of the Accounting Firm incurred by reason of this paragraph C(2) shall be paid by the Company.

          (3) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Executive knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (a) give the Company any information reasonably requested relating to such claim,

               (b)  take such action in connection with
          contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

               (c) cooperate with the Company in good faith in order effectively to contest such claim,

               (d) permit the Company to participate in any proceedings relating to such claim;

     PROVIDED, HOWEVER, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph C, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company or the subsidiary shall determine; PROVIDED, HOWEVER, that if the Company or the subsidiary directs the Executive to pay such claim and sue for a refund, the Company or the subsidiary shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and FURTHER PROVIDED, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, control of the contest by the Company or the subsidiary shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (4) If, after the receipt by the Executive of an amount advanced by the Company or the subsidiary pursuant to paragraph C(2), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to compliance with the requirements of this paragraph C by the Company) promptly pay to the Company or the subsidiary the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company or the subsidiary pursuant to paragraph C(2), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial or refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall off-set, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          D. DEFINITIONS. (1) CHANGE OF CONTROL. For the purpose of this Agreement, a "change of control" of the Company shall be deemed to have taken place if:

          (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of
     Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 20 percent or more of the then outstanding shares of Common Stock (the "Outstanding Common Stock"); provided that the following acquisitions shall not constitute a Change of
     Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (3) of this
     Section 8 shall be satisfied; and provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 20 percent or more of the Outstanding Common Stock by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change of Control;

          (2) individuals who, immediately after the Company's 1994 Annual Meeting of Shareholders, constitute the Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director subsequent to the date of the Company's 1994 Annual Meeting of Shareholders whose election, or nomination for election by the Company's shareholders, was approved by the vote of at least 66-2/3 percent of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

          (3) approval by the shareholders of the Company of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 60 percent of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and more than 60 percent of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Common Stock immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Common Stock, (ii) no Person other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20 percent or more of the Outstanding Common Stock) beneficially owns, directly or indirectly, 20 percent or more of the then outstanding shares of common stock of such corporation or 20 percent or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board of Directors providing for such reorganization, merger or consolidation; or

          (4) approval by the shareholders of the Company of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 60 percent of the then outstanding shares of common stock thereof and more than 60 percent of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Common Stock, (B) no Person other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 20 percent or more of the Outstanding Common Stock beneficially owns, directly or indirectly, 20 percent or more of the then outstanding shares of common stock thereof or 20 percent or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of director and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.



          (2) CERTAIN RESIGNATIONS TREATED AS TERMINATION BY THE COMPANY. A resignation or other termination by the Executive of his employment with the Company (described in clause (ii) of the first sentence of this Section 3.04) during the 180 day period commencing on the date on which a change of control of the Company occurs shall be treated as termination of such employment by the Company for purposes of clause (i) of the first sentence of this Section 3.04 if such resignation or other termination of such employment is on account of:

               (i)  the assignment to the Executive of
          any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1.01 or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (ii)  any failure by the Company to
          comply with any of the provisions of Section
          2.01, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (iii)  the Company's requiring the
          Executive to be based at any office or
          location other than that described in Section
          1.01; or

               (iv)  any failure by the Company to
          comply with and satisfy Section 4.02.

     For purposes of this paragraph (D)(2), any good faith determination that any of the above described events have occurred made by the Executive shall be conclusive.

          E. INDEMNIFICATION FOR ENFORCEMENT. If litigation is brought to enforce or interpret any provision contained herein, the Company shall indemnify the Executive for his reasonable attorneys' fees and disbursements incurred in such litigation, and shall pay prejudgment interest on any money judgment obtained by the Executive calculated by using the prime interest rate as reported from time to time in the Wall Street Journal on the date or dates on which any payment or payments to the Executive should have been made hereunder.


                           ARTICLE IV

                         MISCELLANEOUS



     SECTION 4.01.  NOTICES.  Any notice or request required or permitted to be given hereunder shall be sufficient if in writing and delivered personally or sent by registered mail, return

receipt requested, to the addresses hereinabove set forth or to any other address designated by either party by notice similarly given.  Such notice shall be deemed to have been given upon the personal delivery or such mailing thereof, as the case may be.

     SECTION 4.02.  ASSIGNMENT AND SUCCESSION.  This Contract

shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and

legatees, provided, however, that (i) the Executive may not

assign his duties and obligations hereunder to any other person and (ii) the Company may not assign its duties and obligations hereunder except to another corporation in connection with a merger or consolidation of the Company with, or a sale of

substantially all of the Company's assets to, such other

corporation, and the Company shall not enter into or be a party to any such merger or consolidation with or sale of substantially all of its assets to any other corporation unless such

corporation expressly assumes in writing the duties and

obligations of the Company under this Agreement.

     SECTION 4.03.  HEADINGS.  The Article, Section, paragraph

and subparagraph headings are for convenience of reference only and shall not define or limit the provisions hereof.

     SECTION 4.04.  APPLICABLE LAW.  This Agreement shall at all times be governed by and construed, interpreted and enforced in accordance with the laws of the State of Missouri.

     SECTION 4.05.  ENTIRE AGREEMENT; AMENDMENT.  Except as

otherwise provided in Section 2.03 hereof, this Agreement shall be deemed to supersede any previous agreement between the Company and the Executive relating to the Employment of the Executive and to contain the entire understanding and agreement of the parties with respect to the subject matter hereof.  The Company's

obligation to make the payments provided and to otherwise perform its obligations hereunder shall not be affected by any set-off,

counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others.  This

Agreement may not be amended, modified or supplemented except in a writing signed by each of the parties hereto.



     SECTION 4.06.  SEVERABILITY.  In case one or more of the

provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such

invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or the remainder of such

provision or provisions, but such provision or provisions shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or provisions or the remaining provisions of this

Agreement, and this Agreement shall be construed as if such

invalid, illegal or unenforceable provision or provisions had never been contained herein, unless the deletion of such

provision or provisions would be unreasonable.



                           ARTICLE V

                   ADDITIONAL INDEMNIFICATION

     SECTION 5.01.  The Company and Executive hereby adopt the

Indemnification Agreement attached hereto and incorporated herein as Exhibit I.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed in duplicate by its duly authorized officer and the

Executive has signed this Amended and Restated Employment

Contract in duplicate as of the 20th day of March, 1996.

                              ST. JOSEPH LIGHT & POWER COMPANY

                              By /s/ Terry F. Steinbecker
                                     Terry F. Steinbecker
                                     President
(SEAL)

ATTEST:

/s/ L.J. Stoll
    Larry J. Stoll
    Assistant Secretary



FORM OF AGREEMENT                                            Exhibit I


                   INDEMNIFICATION AGREEMENT


     THIS INDEMNIFICATION AGREEMENT (the "Agreement") is made as of this 18th day of May, 1994 between ST. JOSEPH LIGHT & POWER

COMPANY, a Missouri corporation (the "Company"), and <<executive name>>

(the "Executive").

                            RECITALS

     A.   The Executive is an officer of the Company and in such

capacity is performing valuable services for the Company.

     B.   Article TENTH of the Restated Articles of Incorporation

of the Company (the "Articles") and the Bylaws of the Company

("Bylaws") provides for the indemnification of the officers,

Executives, agents and employees of the Company pursuant to the provisions of Section 351.355 of the General and Business

Corporation Laws of Missouri (the "Indemnification Statute").

     C.   The Indemnification Statute provides, among other

provisions, that a corporation shall have the power, subject to certain exceptions, to give any further indemnity to its

Executives and officers, including indemnification agreements,

provided such indemnity is authorized, directed and provided for in such corporation's articles of incorporation.

     D.   ARTICLE VI, Section 6. of the Bylaws authorizes the

Company to enter into agreements with any Executive, officer,

employee or agent providing such rights of indemnification as the

Company deems appropriate up to the maximum extent permitted by law.

     E.   The Company presently maintains one or more policies of

Executives and Officers Liability Insurance ("D&O Insurance"),

insuring against certain liabilities which the Company's

Executives and officers may incur as they perform services for the Company.

     F.   The Company deems it appropriate to enter into

agreements with its Executives to provide them with greater

indemnification against the liabilities they incur in the

performance of services for the Company.



                             TERMS

     NOW, THEREFORE, in consideration of the Executive's

agreement to serve as a Executive of the Company, the parties hereto agree as follows:

     1.   INDEMNITY OF EXECUTIVE.  The Company confirms its

commitment of indemnification and agrees to indemnify the

Executive and hold him harmless to the full extent authorized or permitted by the provisions of the Indemnification Statute, or by any amendment thereof, or by any other statutory provisions

authorizing or permitting such indemnification which may be

adopted after the date hereof.

     2.   MAINTENANCE OF INSURANCE.  The Company may, but shall

not be required to, continue or increase or otherwise revise the terms to the benefit of the persons covered thereby all or any part of the D&O Insurance it has in force and effect as of the date hereof.  If the Company continues to maintain the D&O

Insurance, such insurance shall be primary, to the extent of the coverage provided thereby, and the Company's agreement to provide the indemnification set forth herein shall be effective only to the extent that the Executive is not reimbursed pursuant to the coverage maintained under the D&O Insurance or any comparable insurance.  If the Company does not maintain such insurance, the

Company shall fully indemnify the Executive in accordance with the provisions of Section 1 and Section 3 of this Agreement.

     3.   ADDITIONAL INDEMNITY.  Subject only to the exclusion

set forth in Section 4 hereof, the Company hereby agrees to

indemnify the Executive and hold him harmless from and against any and all expenses (including attorneys' fees), judgments,

fines and amounts paid in settlement actually and reasonably incurred by the Executive in connection with any threatened,

pending or completed action, suit or proceeding, whether civil,

criminal, administrative or investigative (including any action by or in the right of the Company) to which the Executive is, was or at any time becomes a party (other than a party plaintiff suing on his own behalf or  derivatively on behalf of the

Company), or is threatened to be made a party (other than a party plaintiff suing on his own behalf or derivatively on behalf of the Company) by reason of the fact that the Executive is or was at any time a Executive, officer, employee or agent of the

Company, or is or was serving or at any time serves at the

request of the Company as a Executive, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     4.   LIMITATION ON INDEMNITY.  Notwithstanding any other

provision of this Agreement to the contrary, the Company shall not indemnify any Executive from or on account of such person's conduct which is finally adjudged to have been knowingly

fraudulent or deliberately dishonest or to have constituted

willful misconduct.

     5.   CONTINUATION OF INDEMNITY.  All of the Company's

agreements and obligations contained herein shall continue (a)

during the period that the Executive is a Executive, officer,

employee or agent of the Company or is or was serving at the request of the Company as a Executive, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and (b) thereafter so long as the Executive shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that the Executive is or was a Executive of the Company or serving in any other capacity

referred to herein.

     6.   NOTIFICATION AND DEFENSE OF CLAIM.  Promptly after the

Executive receives notice of the commencement of any action, suit or proceeding, the Executive will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof.  The failure to notify the Company will relieve the Company from any liability hereunder to the extent the Company can show prejudice as a result of such failure, and will not relieve the Company from any liability which it may have to the Executive otherwise than under this

Agreement.  With respect to any such action, suit or proceeding as to which the Executive notifies the Company of the

commencement thereof:

          (a)  The Company will be entitled to participate

therein at its own expense; and,

          (b)  Except as otherwise provided below, to the extent

that it may wish, the Company (jointly with any other

indemnifying party similarly notified) will be entitled to assume the defense thereof with counsel satisfactory to the Executive.

After the Company notifies the Executive of its election to

assume such defense, the Company will not be liable to the

Executive under this Agreement for any legal or other expenses the Executive subsequently incurs in connection with the defense thereof other than reasonable costs of investigation or as

otherwise provided below.  The Executive shall have the right to employ his counsel in such action, suit or proceeding, provided that the fees and expenses of such counsel incurred after the

Company has provided the Executive with notice that it is

assuming the defense shall be at the Executive's expense, unless

(i) the Company has authorized the Executive's employment of counsel, (ii) the Executive shall have reasonably concluded that there may be a conflict of interest between the Company and the

Executive in the conduct of the defense of such action, or (iii)

the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and

expenses of such counsel shall be at the Company's expense.  The

Company shall not be entitled to assume the defense of any

action, suit or proceeding brought by or on behalf of the Company or as to which the Executive shall have made the conclusion

provided for in (ii) above.

          (c)  The Company shall not be liable to indemnify the

Executive for any amounts paid in settlement of any action or claim effected without the Company's written consent.  The

Executive agrees that he will not enter into any settlement

discussions or agreements with respect to any such action or claim unless the Company, whether or not it is then a party to or threatened with respect to such action or claim, shall be

discharged from any liability to which it may be subject in

connection with such action or claim as a part of such

settlement.  The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on the

Executive without the Executive's written consent.  Neither the

Company nor the Executive will unreasonably withhold his or its consent to any proposed settlement.

     7.   REPAYMENT OF EXPENSES.  The Executive shall reimburse

the Company for all reasonable expenses the Company pays in

defending any civil or criminal action, suit or proceeding

against the Executive in the event and to the extent that it shall be ultimately determined that the Executive is not entitled to be indemnified by the Company for such expenses under the provisions of the Indemnification Statute, the Articles and

Bylaws, this Agreement or otherwise.  Prior to such

determination, the Company shall make such advances as shall be reasonably necessary to pay such expenses of the Executive,

provided the Company receives an undertaking from the Executive to repay such advances in the event it is ultimately determined that the Executive is not entitled to be indemnified therefor.

     8.   ENFORCEMENT.

          (a)  The Company expressly confirms and agrees that it

has entered into this Agreement and assumed the obligations

imposed hereby in order to induce the Executive to continue as a

Executive of the Company, and acknowledges that the Executive is relying upon this Agreement in continuing in such capacity.

          (b)  In the event that the Executive is required to

bring any action to enforce any rights or to collect any money due under this Agreement and is successful in such action, the

Company shall reimburse the Executive for all of the Executive's reasonable fees and expenses in bringing and pursuing such

action.

     9.   SEPARABILITY.  Each provision of this Agreement is a

separate and distinct agreement, independent of the others.  If any provision shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any of the other provisions.

     10.  GOVERNING LAW; BINDING EFFECT; AMENDMENT AND

TERMINATION.

          (a)  This Agreement shall be interpreted and enforced

in accordance with the law of the State of Missouri, without reference to its rules governing conflicts of laws.

          (b)  This Agreement shall be binding upon the Executive

and the Company and shall inure to the benefit of the Executive,

his heirs, personal representatives and assigns and to the

benefit of the Company, its successors and assigns; provided,

however, the Company may not assign its duties and obligations hereunder except to another corporation in connection with a merger or consolidation of the Company with, or a sale of

substantially all of the Company's assets to, such other

corporation, and the Company shall not enter into or be a party to any such merger or consolidation with or sale of substantially all of its assets to any other corporation unless such

corporation expressly assumes in writing the duties and

obligations of the Company under this Agreement.

          (c)  In the event that the Company shall make any

payment to or on behalf of the Executive under the terms of this

Agreement, whether in satisfaction of any judgment, payment in settlement, reimbursement of expenses, or otherwise, the Company shall succeed to, and have by way of subrogation, all of the rights theretofore possessed by the Executive against any other person, firm or corporation for or on account of the lawsuit,

claim or matter in respect of which the payment was made,

including, without limitation, full subrogation to any claim or right the Executive had or may have had against any insurance company providing D&O Insurance to the Company, its officers and

Executives.

          (d)  No amendment, modification, termination or

cancellation of this Agreement shall be effective unless in

writing signed by both parties hereto.